Exhibit 99.1

nLIGHT, Inc. Announces Second Quarter 2025 Results
Record Aerospace & Defense revenue drives second quarter upside

CAMAS, Wash., August 7, 2025 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications, today reported financial results for the second quarter of 2025 that exceeded expectations.

“2Q 2025 represented a solid quarter of execution for nLIGHT, with revenue, gross margin and Adjusted EBITDA all ahead of our expectations,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Increased demand for our portfolio of directed energy products and laser sensing solutions is providing us with better visibility into the second half of the year, and we are increasing our aerospace and defense outlook for 2025 to growth of at least 40% year-over-year, up from our prior outlook calling for growth of at least 25%."

Second Quarter 2025 Financial Highlights

	Three Months Ended June 30,
(In thousands, except percentages)	2025	2024	% Change
Revenues	$61,735	$50,511	22.2%
Gross margin	29.9%	23.5%
Loss from operations	$(4,236)	$(12,690)	66.6%
Operating margin	(6.8)%	(25.1)%
Net loss	$(3,591)	$(11,729)	69.4%
Adjusted EBITDA(1)	$5,550	$(1,599)	NM*
(1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release. * Not meaningful

Revenues of $61.7 million for the second quarter of 2025 were up 22.2% compared to $50.5 million for the second quarter of 2024. Gross margin was 29.9% for the second quarter of 2025 compared to 23.5% for the second quarter of 2024. GAAP net loss for the second quarter of 2025 was $3.6 million, or $0.07 per diluted share, compared to net loss of $11.7 million, or $0.25 per diluted share, for the second quarter of 2024. Non-GAAP net income for the second quarter of 2025 was $2.9 million, or $0.06 per diluted share, compared to non-GAAP net loss of $4.6 million, or $0.10 per diluted share, for the second quarter of 2024. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook

For the third quarter of 2025, nLIGHT expects revenues to be in the range of $62 million to $67 million. The midpoint of $64.5 million includes Products revenue of approximately $45 million and Advanced Development revenue of approximately $19 million. nLIGHT expects overall gross margin to be in the range of 24% to 30%, with Products gross margin in the range of 32% to 36% and Advanced Development gross margin of approximately 8%. nLIGHT expects Adjusted EBITDA to be in the range of $2.0 million to $6.0 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, August 7, 2025

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-800-549-8228 (U.S., toll-free) or +1-289-819-1520 (international and toll), with the conference title: nLIGHT Second Quarter 2025 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted-average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, and our business strategy and ability to profitably grow our business, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; our ability to manage growth and spending during economic downturns; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on third parties to manufacture certain of our products and product components; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we are or may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power lasers for mission critical directed energy, optical sensing, and advanced manufacturing applications. Headquartered in Camas, Washington, nLIGHT employs approximately 800 people with operations in the United States, Europe and Asia. For more information, please visit www.nlight.net.

For more information, contact:
John Marchetti
Vice President, Corporate Development & Investor Relations
nLIGHT, Inc.
(360) 566-4460
john.marchetti@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Products	$40,824	$34,458	$76,502	$63,828
Development	20,911	16,053	36,901	31,210
Total revenue	61,735	50,511	113,403	95,038
Cost of revenue:
Products	25,105	24,011	48,829	47,242
Development	18,173	14,650	32,318	28,458
Total cost of revenue(1)	43,278	38,661	81,147	75,700
Gross profit	18,457	11,850	32,256	19,338
Operating expenses:
Research and development(1)	11,012	11,736	22,386	22,395
Sales, general, and administrative(1)	11,681	12,804	23,716	24,351
Total operating expenses	22,693	24,540	46,102	46,746
Loss from operations	(4,236)	(12,690)	(13,846)	(27,408)
Other income:
Interest income	1,108	479	2,796	954
Interest expense	(388)	(20)	(436)	(40)
Other (expense) income, net	(58)	622	(44)	1,263
Loss before income taxes	(3,574)	(11,609)	(11,530)	(25,231)
Income tax expense	17	120	154	264
Net loss	$(3,591)	$(11,729)	$(11,684)	$(25,495)
Net loss per share, basic	$(0.07)	$(0.25)	$(0.24)	$(0.54)
Net loss per share, diluted	$(0.07)	$(0.25)	$(0.24)	$(0.54)
Shares used in per share calculations:
Basic	49,581	47,658	49,338	47,450
Diluted	49,581	47,658	49,338	47,450

(1)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenues	$598	$659	$1,168	$1,200
Research and development	1,834	2,175	3,618	3,788
Sales, general, and administrative	3,939	4,169	7,641	7,446
	$6,371	$7,003	$12,427	$12,434

nLIGHT, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$78,812	$65,829
Marketable Securities	34,888	34,868
Accounts receivable, net	44,425	34,895
Inventory	48,295	40,800
Prepaid expenses and other current assets	16,443	17,697
Total current assets	222,863	194,089
Restricted cash	261	259
Lease right-of-use assets	10,771	10,822
Property, plant and equipment, net	44,941	46,937
Intangible assets, net	536	833
Goodwill	12,448	12,354
Other assets, net	3,434	4,947
Total assets	$295,254	$270,241

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,375	$15,076
Accrued liabilities	16,312	13,268
Deferred revenue	2,459	3,577
Current portion of lease liabilities	2,413	2,314
Total current liabilities	39,559	34,235
Line of credit	20,000	—
Non-current income taxes payable	5,540	5,541
Long-term lease liabilities	9,584	9,819
Other long-term liabilities	4,570	4,216
Total liabilities	79,253	53,811
Stockholders' equity:
Common stock - par value	16	16
Additional paid-in capital	555,755	544,842
Accumulated other comprehensive loss	(2,990)	(3,332)
Accumulated deficit	(336,780)	(325,096)
Total stockholders’ equity	216,001	216,430
Total liabilities and stockholders’ equity	$295,254	$270,241

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(11,684)	$(25,495)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,220	6,240
Amortization	865	2,241
Reduction in carrying amount of right-of-use assets	169	669
Provision for losses on (recoveries of) accounts receivable	(895)	467
Stock-based compensation	12,427	12,434
Deferred income taxes	23	—
Loss on disposal of property, plant and equipment	98	44
Accrued interest earned on marketable securities	(597)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(8,546)	6,869
Inventory	(6,949)	(167)
Prepaid expenses and other current assets	1,285	2,479
Other assets, net	955	(1,399)
Accounts payable	3,461	1,438
Accrued and other long-term liabilities	3,165	1,134
Deferred revenues	(1,132)	818
Lease liabilities	(252)	(764)
Non-current income taxes payable	(18)	137
Net cash provided by operating activities	(1,405)	7,145
Cash flows from investing activities:
Proceeds from sale of fixed assets	443	—
Purchases of property, plant and equipment	(4,674)	(3,702)
Purchase of marketable securities	(34,288)	(54,506)
Proceeds from maturities and sales of marketable securities	34,136	49,265
Net cash used in investing activities	(4,383)	(8,943)
Cash flows from financing activities:
Proceeds from line of credit	20,000	—
Proceeds from employee stock plan purchases	1,385	1,355
Proceeds from stock option exercises	162	137
Tax payments related to stock award issuances	(3,061)	(3,288)
Net cash used in financing activities	18,486	(1,796)
Effect of exchange rate changes on cash	287	(229)
Net increase (decrease) in cash, cash equivalents and restricted cash	12,985	(3,823)
Cash and cash equivalents and restricted cash, beginning of period	66,088	53,466
Cash and cash equivalents and restricted cash, end of period	$79,073	$49,643
Supplemental disclosures:
Cash paid for interest, net	$423	$20
Cash paid for income taxes	211	307
Operating cash outflows from operating leases	1,738	2,042
Right-of-use assets obtained in exchange for lease liabilities	1,222	882
Accrued purchases of property, equipment and patents	332	518
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$78,812	$49,386
Restricted cash	261	257
Total cash and cash equivalents and restricted cash	$79,073	$49,643

nLIGHT, Inc.

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(3,591)	$(11,729)	$(11,684)	$(25,495)
Income tax expense	17	120	154	264
Other income, net	58	(622)	44	(1,263)
Interest income	(1,108)	(479)	(2,796)	(954)
Interest expense	388	20	436	40
Depreciation and amortization	3,415	4,088	7,085	8,481
Stock-based compensation	6,371	7,003	12,427	12,434
Adjusted EBITDA	$5,550	$(1,599)	$5,666	$(6,493)

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(3,591)	$(11,729)	$(11,684)	$(25,495)
Add back:
Stock-based compensation(1)	6,371	7,003	12,427	12,434
Amortization of purchased intangibles(1)	149	148	298	297
Non-GAAP net income (loss)	2,929	(4,578)	1,041	(12,764)

GAAP weighted-average shares outstanding	49,581	47,658	49,338	47,450
Participating securities	—	—	—	—
Non-GAAP weighted-average number of shares, basic	49,581	47,658	49,338	47,450
Dilutive effect of common stock equivalents	1,573	—	1,568	—
Non-GAAP weighted-average number of shares, diluted	51,154	47,658	50,906	47,450

Non-GAAP net income (loss) per share, basic	$0.06	$(0.10)	$0.02	$(0.27)
Non-GAAP net income (loss) per share, diluted	$0.06	$(0.10)	$0.02	$(0.27)
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.

nLIGHT, Inc.

Supplemental Schedule of Financial Information
(In thousands)
(Unaudited)

Revenues by End Market

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Aerospace and Defense	$40,695	$27,390	$73,401	$49,135
Industrial	9,746	12,905	18,602	24,890
Microfabrication	11,294	10,216	21,400	21,013
	$61,735	$50,511	$113,403	$95,038